                                                                   Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                              -------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              -------------------

                          CHECK IF AN APPLICATION TO DETERMINE
                          ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)

                              -------------------

                      UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


              New York                                     13-3818954
   (Jurisdiction of incorporation or                 (I. R. S. Employer
organization if not a U. S. national bank)          Identification Number)

        114 West 47th Street                               10036-1532
         New York, New York                                (Zip Code)
       (Address of principal
         executive offices)

                              -------------------
                       Town Sports International, Inc.
            (Exact name of obligor as specified in its charter)


               New York                                  13-2749906
      (State or other jurisdiction of               (I. R. S.  Employer
      incorporation or organization)                 Identification No.)

          888 Seventh Avenue                                 10106
          New York, New York                               (Zip code)
   (Address of principal executive offices)

                              -------------------
                             9 3/4% Senior Notes due 2004
                         (Title of the indenture securities)

                                    GENERAL

1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D. C. New York State Banking Department, Albany, New York

    (b)   Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

    The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS

    T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2 --     Included in Exhibit T-1.1.

    T-1.3 --     Included in Exhibit T-1.1.

    T-1.4 -- The By-laws of the United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

    T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

    As of November 13, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

    In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               -------------------------

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of November, 1997.

    UNITED STATES TRUST COMPANY OF
         NEW YORK, Trustee

    By:    /S/ Patricia Stermer
           -------------------------------
           Patricia Stermer
           Assistant Vice President

                                                           Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                            114 West 47th Street
                             New York, NY 10036

    September 1, 1995

    Securities and Exchange Commission
    450 5th Street, N.W.
    Washington, DC 20549

    Gentlemen:

    Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


    Very truly yours,


    UNITED STATES TRUST COMPANY
         OF NEW YORK

          -------------------------------
    By:   /S/Gerard F. Ganey
          Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks............................................   $   83,529
Short-Term Investments.............................................      259,746
Securities, Available for Sale.....................................      924,165
Loans..............................................................    1,437,342
Less: Allowance for Credit Losses..................................       13,779
                                                                      ----------
Net Loans..........................................................    1,423,563
Premises and Equipment.............................................       61,515
Other Assets.......................................................      122,696
                                                                      ----------
     Total Assets..................................................   $2,875,214
                                                                      ----------
                                                                      ----------
LIABILITIES
Deposits:
     Non-Interest Bearing..........................................   $  763,075
     Interest Bearing..............................................    1,409,017
                                                                      ----------
       Total Deposits..............................................    2,172,092
Short-Term Credit Facilities.......................................      404,212
Accounts Payable and Accrued Liabilities...........................      132,213
                                                                      ----------
     Total Liabilities.............................................   $2,708,517
                                                                      ----------
                                                                      ----------
STOCKHOLDER'S EQUITY
Common Stock.......................................................       14,995
Capital Surplus....................................................       49,541
Retained Earnings..................................................      100,930
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes.................................        1,231
                                                                      ----------
Total Stockholder's Equity.........................................      166,697
                                                                      ----------
  Total Liabilities and Stockholder's Equity.......................   $2,875,214
                                                                      ----------
                                                                      ----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997